ANCHOR LAMINA INC.

(formerly AKC Acquisition Corp.)

THIRD AMENDING AGREEMENT TO

UNANIMOUS SHAREHOLDERS’ AGREEMENT

Dated as of April 6, 2000

THIRD AMENDING AGREEMENT TO

UNANIMOUS SHAREHOLDERS’ AGREEMENT

THIS THIRD AMENDING AGREEMENT, made as of this 6th day of April, 2000, to the Unanimous Shareholders’ Agreement dated as of the 6th day of August, 1997 between Anchor Lamina Inc. (formerly AKC Acquisition Corp.) (the “Corporation”) and the shareholders of the Corporation (the “Shareholders”) as amended by the First Amending Agreement dated as of the 16th day of January, 1998 and by the second Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 23rd day of February, 1999.

RECITALS:

A.

The Shareholders and the Corporation are parties to a Unanimous Shareholders’ Agreement made as of the 5th day of August, 1997 (the “Unamended USA”);

B.

The Unamended USA was amended by the First Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 16th day of January, 1998 (the “First Amendment”) and by the Second Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 23rd day of February, 1999 (the “Second Amendment”, together with the First Amendment and the Unamended USA, the “USA);

C.

Pursuant to a Share Purchase Arrangements Letter Agreement (the “Agreement”) between the Corporation and Douglas Shields (“Shields”) dated as of April 6, 2000, Shields was granted 500,000 common shares, and pursuant to the terms of the Agreement, Shields may not receive these Shares unless he is party to the USA;

D.

Pursuant to the Agreement between the Corporation and George Stateham (“Stateham”) dated as of April 6, 2000, Stateham was granted 830,000 common shares, and pursuant to the terms of the Agreement, Stateham may not receive these Shares unless he is a party to the USA;

E.

Pursuant to the Agreement between the Corporation and Eero Laakso (“Laakso”) dated as of April 6, 2000, Laakso was granted 200,000 common shares, and pursuant to the terms of the Agreement, Laakso may not receive these Shares unless he is a party to the USA;

2

F.

The Board of Directors proposes to designate Shields, Stateham and Laakso as Tier Two Management Shareholders under the USA; and

G.

The Board of Directors proposes to amend the USA so that the Tier One Management Shareholders nominate a director who need not be a Tier One Management Shareholder and the initial nominee shall be Harold Lenfesty.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Third Amending Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties agree as follows:

1.

Defined Terms Used in this Third Amending Agreement

1.1

All capitalized terms used in this Third Amending Agreement not otherwise defined have the meaning attributed to them in the USA.

2.

Parties

2.1

Shields, Stateham and Laakso are hereby designated as Tier Two Management Shareholders, and the following is added immediately following the name “Phil Hudson” contained in Schedule B of the USA:

(Tier 2 shareholders)

“Douglas Shields”

“George Stateham”

“Eero Laakso”

3.

Acknowledgement to be Bound

3.1

Shields, Stateham and Laakso hereby acknowledge that each will be and is bound by all of the terms and conditions of the USA and agree that any Securities held by either of them, currently or in the future, which for greater certainty includes Securities granted as a result of the respective Agreements, are subject to the USA.  All of Shields, Stateham and Laakso hereby agree to execute and deliver to the Secretary of the Corporation the respective acknowledgement and agreement in the form attached as Exhibit “A” hereto for the benefit of the Corporation and its Shareholders.

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4.

Board of Directors

4.1

Section 2.2.4 of the USA is deleted in its entirety and the following is substituted therefore:

The Tier One Management Shareholders representing at least 51% of the Common Shares held by the Tier One Management Shareholders will have the right to nominate one director, who shall be the Chief Executive Officer of the Corporation.  The initial nominee shall be Harold Lenfesty.  The Tier One Management Shareholders acknowledge that their nominee will be required to resign upon the earlier of the nominee ceasing to be:  (i) a Shareholder; and (ii) an employee of the Corporation or any Affiliate of the Corporation.  Upon any such resignation, the Tier One Management Shareholders representing at least 51% of the Common Shares held by the Tier One Management Shareholders will have the right to choose a new nominee, provided such individual is the Chief Executive Officer.

5.

As contemplated by section 14.2 of the USA, the Principal Shareholders approve this Third Amending Agreement by signing in the place provided below.

6.

The USA, as amended by this Third Amending Agreement, is hereby ratified and confirmed.

7.

This Third Amending Agreement may be signed by facsimile in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Third Amending Agreement as of the date first above written.

HARROWSTON INC.

By:

By:

4

ROYAL BANK EQUITY INVESTMENTS LIMITED

By:

By:

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:

ANCHOR LAMINA INC.

By:

By:

WITNESS:
) ) ) )
	)	Douglas Shields
)
) ) ) )
	)	George Stateham
)
) ) ) )
	)	Eero Laakso

Exhibit “A”

ACKNOWLEDGEMENT AND AGREEMENT

To:  Anchor Lamina Inc. and its “Shareholders” as defined in the Unanimous Shareholders’ Agreement dated as of the 6th day of August, 1997 between the Shareholders of Anchor Lamina Inc. (formerly AKC Acquisition Corp.) and Anchor Lamina Inc., as amended by the First Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 16th day of January, 1998 (the “First Amendment”), the Second Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 23rd day of February, 1999 (the “Second Amending Agreement”) and the Third Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 6th day of April, 2000 (the “Third Amendment”) (the “USA”).

I, Douglas Shields, hereby acknowledge that I have read the USA and agree to be bound thereby and that all Securities (as defined in the USA) held by me, currently and in the future, which for greater certainty includes Securities granted as a result of the Agreement (as defined in the Third Amending Agreement), are subject to the USA.

I hereby represent, warrant and covenant:

(a)

that except for security interests permitted pursuant to section 5.3 of the USA and the rights in favour of Shareholders arising under the USA, that such Securities are not subject to any mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that no Person (as defined in the USA) has any rights to become a holder or possessor of any such Securities or of the certificates representing the same;

(b)

that I have capacity to enter into and give full effect to the USA;

(c)

that the USA has been duly executed and delivered by or on behalf of me, and constitutes a valid and binding obligation enforceable against me in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

(d)

that the execution, delivery and performance of the USA does not and will not contravene the provisions of any indenture, agreement or other instrument to which I am party or by which I may be bound; and

(e)

that all of the foregoing representations, warranties and covenants will continue to be true, correct and in effect during the continuance of the USA.

DATED:  April

, 2000

WITNESS:
) ) ) )
	)	Douglas Shields

- ii -

ACKNOWLEDGEMENT AND AGREEMENT

To:  Anchor Lamina Inc. and its “Shareholders” as defined in the Unanimous Shareholders’ Agreement dated as of the 6th day of August, 1997 between the Shareholders of Anchor Lamina Inc. (formerly AKC Acquisition Corp.) and Anchor Lamina Inc., as amended by the First Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 16th day of January, 1998 (the “First Amendment”), the Second Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 23rd day of February, 1999 (the “Second Amending Agreement”) and the Third Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 6th day of April, 2000 (the “Third Amendment”) (the “USA”).

I, George Stateham, hereby acknowledge that I have read the USA and agree to be bound thereby and that all Securities (as defined in the USA) held by me, currently and in the future, which for greater certainty includes Securities granted as a result of the Agreement (as defined in the Third Amending Agreement), are subject to the USA.

I hereby represent, warrant and covenant:

(f)

that except for security interests permitted pursuant to section 5.3 of the USA and the rights in favour of Shareholders arising under the USA, that such Securities are not subject to any mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that no Person (as defined in the USA) has any rights to become a holder or possessor of any such Securities or of the certificates representing the same;

(g)

that I have capacity to enter into and give full effect to the USA;

(h)

that the USA has been duly executed and delivered by or on behalf of me, and constitutes a valid and binding obligation enforceable against me in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

(i)

that the execution, delivery and performance of the USA does not and will not contravene the provisions of any indenture, agreement or other instrument to which I am party or by which I may be bound; and

(j)

that all of the foregoing representations, warranties and covenants will continue to be true, correct and in effect during the continuance of the USA.

DATED:  April

, 2000

WITNESS:
) ) ) )
	)	George Stateham

ACKNOWLEDGEMENT AND AGREEMENT

To:  Anchor Lamina Inc. and its “Shareholders” as defined in the Unanimous Shareholders’ Agreement dated as of the 6th day of August, 1997 between the Shareholders of Anchor Lamina Inc. (formerly AKC Acquisition Corp.) and Anchor Lamina Inc., as amended by the First Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 16th day of January, 1998 (the “First Amendment”), the Second Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 23rd day of February, 1999 (the “Second Amending Agreement”) and the Third Amending Agreement to the Unanimous Shareholders’ Agreement dated as of the 6th day of April, 2000 (the “Third Amendment”) (the “USA”).

I, Eero Laakso, hereby acknowledge that I have read the USA and agree to be bound thereby and that all Securities (as defined in the USA) held by me, currently and in the future, which for greater certainty includes Securities granted as a result of the Agreement (as defined in the Third Amending Agreement), are subject to the USA.

I hereby represent, warrant and covenant:

(k)

that except for security interests permitted pursuant to section 5.3 of the USA and the rights in favour of Shareholders arising under the USA, that such Securities are not subject to any mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that no Person (as defined in the USA) has any rights to become a holder or possessor of any such Securities or of the certificates representing the same;

(l)

that I have capacity to enter into and give full effect to the USA;

(m)

that the USA has been duly executed and delivered by or on behalf of me, and constitutes a valid and binding obligation enforceable against me in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

(n)

that the execution, delivery and performance of the USA does not and will not contravene the provisions of any indenture, agreement or other instrument to which I am party or by which I may be bound; and

(o)

that all of the foregoing representations, warranties and covenants will continue to be true, correct and in effect during the continuance of the USA.

DATED:  April

, 2000

WITNESS:
) ) ) )
	)	Eero Laakso